UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Defiance Daily Target 2X Short AMD ETF
Defiance Daily Target 2X Short APP ETF
Defiance Daily Target 2X Short ASTS ETF
Defiance Daily Target 2X Short AVGO ETF
Defiance Daily Target 2X Short BBAI ETF
Defiance Daily Target 2X Short BMNR ETF
Defiance Daily Target 2X Short CRCL ETF
Defiance Daily Target 2X Short HIMS ETF

Defiance Daily Target 2X Short HOOD ETF

Defiance Daily Target 2X Short INTC ETF

Defiance Daily Target 2X Short MRVL ETF

Defiance Daily Target 2X Short MU ETF

Defiance Daily Target 2X Short NVO ETF

Defiance Daily Target 2X Short OKLO ETF

Defiance Daily Target 2X Short OSCR ETF

Defiance Daily Target 2X Short SBET ETF

Defiance Daily Target 2X Short TSM ETF

Defiance Daily Target 2X Short UNH ETF

NYSE Arca, Inc

NYSE Arca, Inc

Cboe BZX Exchange, Inc.

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

NYSE Arca, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act Registration file number to which this form relates: 333-264478

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 464 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-264478 and 811-23793), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-25-017348) on November 10, 2025, which is incorporated herein by reference.

The Trust currently consists of 363 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Defiance Daily Target 2X Short AMD ETF

Defiance Daily Target 2X Short APP ETF

Defiance Daily Target 2X Short ASTS ETF

Defiance Daily Target 2X Short AVGO ETF

Defiance Daily Target 2X Short BBAI ETF

Defiance Daily Target 2X Short BMNR ETF

Defiance Daily Target 2X Short CRCL ETF

Defiance Daily Target 2X Short HIMS ETF

Defiance Daily Target 2X Short HOOD ETF

Defiance Daily Target 2X Short INTC ETF

Defiance Daily Target 2X Short MRVL ETF

Defiance Daily Target 2X Short MU ETF

Defiance Daily Target 2X Short NVO ETF

Defiance Daily Target 2X Short OKLO ETF

Defiance Daily Target 2X Short OSCR ETF

Defiance Daily Target 2X Short SBET ETF

Defiance Daily Target 2X Short TSM ETF

Defiance Daily Target 2X Short UNH ETF

39-4644188 39-4238217 39-4993970 39-5079309 39-5019810 39-5045791 39-5019877 39-5045939 39-5079274 39-5108360 39-4994242 39-4451572 39-4238036 39-5079243 39-5108404 39-5019691 39-5045975 39-4451658

Item 2.     Exhibits

A.	Certificate of Trust dated January 13, 2022, as filed with the state of Delaware on January 13, 2022, for Tidal Trust II (formerly Tidal ETF Trust II) (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on April 26, 2022.
B.	Certificate of Amendment to Certificate of Trust dated November 11, 2022, as filed with the state of Delaware on November 14, 2022, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement, Post-Effective Amendment 28, on Form N-1A, as filed with the SEC on November 14, 2022.
C.	Registrant’s Third Amended and Restated Declaration of Trust, adopted as of November 9, 2023, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 135, as filed with the SEC on November 20, 2023.
D.	Registrant’s Amended and Restated By-Laws, effective as of December 15, 2025, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, Post-Effective Amendment 513, as filed with the SEC on January 13, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust II

February 3, 2026

By:	/s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: Principal Executive Officer